UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest reported)	June 29, 2010

ADTOMIZE INC.
(Exact name of registrant as specified in its charter)
NEVADA	333-150775	41-2247537
(State or other jurisdiction of incorporation	(Commission File Number)	(IRS Employer Identification No.)
200 South Virginia Street, 8th Floor, Reno, Nevada	89501
(Address of principal executive offices)	(Zip Code)
Registrant's telephone number, including area code	(702) 430-4789

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.
( ) Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

( ) Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

( ) Pre commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR.240.14d-2(b))

( ) Pre-commencement communications pursuant to Rule 13c-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Section 5 – Corporate Governance and Management

Item 5.02

Changes in Control of Registrant.

Effective on June 29, 2010, the Registrant’s Chief Executive Officer, President, Chief Financial Officer,  and Treasurer, Lester Manalo, and the Registrant’s Secretary, Ronald A.T. Lopez (collectively the "Sellers"), have each entered into an agreement for the sale and purchase of securities (the "Agreements") with Mr. Barry Wattenberg (the "Purchaser"), a newly appointed member of the Board of Directors.  In accordance with the terms and provisions of the Agreements, the Sellers each sold 500,000 shares of common stock, par value $0.0001 per share, for an aggregate of 1,000,000 shares, representing approximately 54.35% of the issued and outstanding common stock of the Registrant, to the Purchaser in a private transaction under Section 4(2) of the Securities Act of 1933, for aggregate consideration of $20,000.  The shares of common stock are restricted securities.  The source of funds used by Purchaser was personal funds.

As a result, there has been a change in control of the Registrant. As of the date of this Current Report, there are 1,840,000 shares of common stock issued and outstanding. Thus, the acquisition by Purchaser of the 1,000,000 shares of common stock represents an equity interest of approximately 54.35% in the Registrant.  Other than as disclosed above, there are no arrangements or understandings between the Sellers and the Purchaser and their respective agents and associates with respect to election of directors or other matters.

The information required by Item 5.01(a)(8) was previously reported by the Registrant on its Form 10-K for the period ended March 31, 2010 filed with the Securities and Exchange Commission on June 21, 2010.

Item 5.01

Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers

Mr. Lester G. Manalo has resigned as Chief Executive Officer, President, Chief Financial Officer, Treasurer and director, effective June 29th, 2010.  Mr. Ronald A.T. Lopez has resigned as Secretary and a director, effective June 29th, 2010.

Mr. Barry Wattenberg has been appointed to the Board of Directors of the Registrant, effective June 29, 2010.  Mr. Wattenberg, age 54, has served in various capacities within the securities industry, including Chief Compliance Officer, Chief Operating Officer, Head Trader/Market Maker at several different NASD Member Broker/Dealers from 1988 – 2008.  Currently, Mr. Wattenberg is a private investor. Mr. Wattenberg is Past President of a local Kiwanis chapter.  He has a B.S. Economics & Management Science, Carnegie-Mellon University, Pittsburgh, Pennsylvania

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADTOMIZE INC.

Date :  June 29, 2010

By :

/s/  Barry Wattenberg

Barry Wattenberg,

President